UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934 (Amendment No. _____)

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HYPERFEED TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

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HyperFeed Technologies, Inc.
300 S. Wacker Street
Suite 300
Chicago, IL 60606
NOTICE OF ACTION BY WRITTEN CONSENT
OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK
TO OUR STOCKHOLDERS:
Notice is hereby given to inform the holders of record of shares of common stock, par value $0.001 per share (the “Common Stock”), of HyperFeed Technologies, Inc. (the “Company,” “us,” or “our”) that on or about June 13, 2006 the Company received a written consent in lieu of a meeting of the stockholders from our majority stockholder, PICO Holdings, Inc. (“PICO”) which approved a reverse stock split of our Common Stock outstanding as of May 21, 2006 on the basis of one (1) post-split share of Common Stock for every one thousand (1,000) pre-split shares of Common Stock (the “Reverse Stock Split”). As more fully described in the accompanying Information Statement, no fractional shares resulting from the Reverse Stock Split will be issued. Instead, each holder of less than 1,000 pre-split shares of our Common Stock will receive a cash payment for each pre-split share of Common Stock in lieu of any fractional shares that would otherwise result from the Reverse Stock Split.
The accompanying Information Statement is furnished to all stockholders of the Company pursuant to Section 14C of the Securities Exchanges Act of 1934, as amended, and the rules thereunder solely for the purpose of informing stockholders of these corporate actions. Our stockholders of record as of the close of business on May 21, 2006 (the “Record Date”) are entitled to receive this Notice of Stockholder Action by Written Consent and the attached Information Statement. We are mailing the Information Statement on or about [June ___, 2006] to such stockholders of record on the Record Date. The Reverse Stock Split will not become effective until at least twenty (20) days after the initial mailing of this Information Statement. PICO has approved the Reverse Stock Split by written consent in lieu of a stockholder meeting in accordance with the Company’s Bylaws and the Delaware General Corporation Law (the “DGCL”). Accordingly your consent is not required and is not being solicited hereby.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE.

HyperFeed Technologies, Inc.
300 S. Wacker Drive
Suite 300
Chicago, IL 60606
INFORMATION STATEMENT
This information statement (“Information Statement”) is being provided to you by HyperFeed Technologies, Inc. (the “Company”), to the holders of the Company’s Common Stock as of May 21, 2006 (the “Record Date”) to provide information with respect to action taken by the written consent of the Company’s majority stockholder, PICO Holdings, Inc. (“PICO”). On June 13, 2006 PICO approved by written consent in lieu of a meeting of the stockholders a 1-for-1,000 reverse stock split (the “Reverse Stock Split”) of the Company’s Common Stock having the effective date of [___, 2006] (the “Effective Date”). This Information Statement is furnished solely for the purpose of informing stockholders of the actions taken, as required by Rule 14c-2(b) of the Securities Exchange Act of 1934, as amended.
The purpose of the Reverse Stock Spilt is to reduce the number of record holders of our Common Stock to fewer than 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Provided the Reverse Stock Split has the intended effect, we will file to deregister our Common Stock. In such case we will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”).
The Board has fixed the close of business on May 21, 2006 (the “Record Date”) as the record date for determining the stockholders entitled to receive notice of action by written consent to the Reverse Stock Split. As of the Record Date, there were 7,643,474 shares of Common Stock issued and outstanding. In accordance with Delaware law and the Company’s Bylaws, the affirmative vote or consent of the holders of a majority of the issued and outstanding Common Stock of the Company is required to approve the Reverse Stock Split, which as of the Record Date would be 3,821,738 shares of the Company’s Common Stock. As of the Record Date, PICO beneficially owned 6,367,790 shares of the Company’s Common Stock. Under Delaware law and the Company’s Bylaws, the action by written consent taken by PICO, as the majority stockholder, is sufficient to approve the Reverse Stock Split without any further action by any other stockholder. As a result, no other votes are necessary to approve the Reverse Stock Split and your approval is not required and is not being requested.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD
TO CONSIDER ANY MATTER DESCRIBED HEREIN.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS (1) APPROVED OR DISAPPROVED OR PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS DESCRIBED IN THIS INFORMATION STATEMENT OR (2) PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATIONS MADE IN CONTRAVENTION OF THIS STATEMENT CONSTITUTES A CRIMINAL OFFENSE.

SUMMARY TERM SHEET
On or about June 13, 2006, PICO Holdings, Inc. (“PICO”), the majority stockholder of HyperFeed Technologies, Inc. (“HyperFeed,” or the “Company”), adopted a written consent in lieu of a stockholders meeting approving a reverse stock split which is summarized as follows:
•	The Company will effect a reverse stock split of its Common Stock outstanding as of the Record Date on the basis of one (1) post-split share of Common Stock for every one thousand (1,000) pre-split shares of Common Stock (the “Reverse Stock Split”).

•	No fractional share certificates will be issued. If you own fewer than 1,000 shares of Common Stock immediately prior to the Reverse Stock Split, when the Reverse Stock Split becomes effective, you will no longer have an ownership interest in the Company but will instead receive a cash payment for each pre-split share. Cash will be paid for all fractional shares based on the closing price per share of the Company’s Common Stock on the OTC: BB market on the Effective Date.

•	If you own 1,000 or more shares of Common Stock immediately prior to the Reverse Stock Split, when the Reverse Stock Split becomes effective, you will continue to be a stockholder of the Company. You will not need to take any action in connection with the Reverse Stock Split.

•	The Reverse Stock Split will be effective as of [___, 2006] (the “Effective Date”).

•	All outstanding stock options and warrants entitling the holders to purchase Common Stock of the Company will enable the holders to purchase, upon exercise of their options or warrants, one-thousandth of the number of shares of the Company’s Common Stock that the holders would have been entitled to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split, rounded down to the nearest whole number, at an exercise price equal to one thousand times the exercise price specified before the Reverse Stock Split.

•	The Reverse Stock Split will cause the number of stockholders of the Company to be reduced below 300 thereby triggering a “going private transaction” governed by Rule 13e-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	PICO, the Company’s majority stockholder, owning 80.0% of the issued and outstanding shares of Common Stock of HyperFeed on the Record Date approved the Reverse Stock Split by written consent pursuant to Section 1.11 of the Company’s By-Laws and the Delaware General Corporation Laws.

•	The Board has determined that the Reverse Stock Split is fair and in the best interest of all of our unaffiliated stockholders, including those stockholders owning shares being cashed out pursuant to the Reverse Stock Split and those who will retain shares of Company Common Stock following the consummation of the Reverse Stock Split. See also the information under the caption “Fairness of the Reverse Stock Split” in this Information Statement.

•	Stockholders receiving a cash payment as a result of the Reverse Stock Split will be subject to U.S. federal income taxes. As a result, such stockholders may be required to pay taxes on their respective shares of Common Stock that are converted into the right to receive cash from the Company. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse Stock Split in light of your own particular circumstances.

FORWARD-LOOKING STATEMENTS
This Information Statement contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations and involve a number of business risks and uncertainties, any one of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Forward-looking statements use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; future performance or results of current and anticipated market conditions and market strategies; expenses, including expenses related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); expenses in connection with the Reverse Stock Split; the costs associated with remaining a public company; and our financial results.
There are risks and uncertainties that may cause results to differ materially from those set forth in the Company’s forward-looking statements. The Company cannot guarantee that any forward-looking statement will be realized, although management believes its plans are prudent and its assumptions are reasonable. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders should consult any further disclosures the Company makes on related subjects in its filings with the SEC. For these reasons, you should not place undue reliance on any forward-looking statements included in this Information Statement.
SPECIAL FACTORS
Reasons for the Reverse Stock Split
The purpose of the Reverse Stock Split is to reduce the Company’s number of stockholders below 300 thereby effecting a “going private transaction” governed by Rule 13e-3 under the Exchange Act. Such action will reduce the Company’s regulatory and related costs by relieving itself of the obligation to file reports with the SEC pursuant to Section 15(d) and by decreasing the administrative expenses incurred by the Company in servicing a large number of record stockholders who own relatively small numbers of shares.
Alternatives Considered
The Company also considered the possibility of merging with a newly formed entity, the purpose of which was to effect a “going private transaction.” The Company, however, determined that the Reverse Stock Split was the simplest and most cost effective means to achieving the same result and therefore discarded the merger approach. Because of the Company’s limited cash resources, it was determined to be in the best interest of the Company and its Stockholders to institute the Reverse Stock Split.
Effect of the Reverse Stock Split on the Stockholders
When the Reverse Stock Split is consummated, stockholders owning fewer than 1,000 shares of Common Stock will no longer have any equity interest in the Company and will not participate in our future earnings or any increases in the value of our assets or operations. The stockholders that will continue to have an equity interest in the Company after the Reverse Stock Split will own a security, the liquidity of which will be severely restricted.
If you are a registered stockholder with fewer than 1,000 shares of Common Stock immediately prior to the Effective Date, then following the Reverse Stock Split, you will have no further interest in the Company with respect to your pre-split shares, which will then be void. These shares will no longer entitle you to the right to vote as a stockholder or share in the Company’s assets, earnings, or profits or in any dividends paid after the Reverse Stock Split, nor to any other rights as a stockholder. Instead, your shares will be converted into the right to receive cash payment for your shares.
As soon as practicable after the Effective Date, you will receive a letter of transmittal from the Company with instructions as to how you may be paid your cash payment for your shares. The letter of transmittal will contain instructions on how to surrender your certificate(s) to the Company’s exchange agent. Please do not send your certificates to our exchange agent until you receive your letter of transmittal. You will not be entitled to receive interest with respect to the period of time between the Effective Date and the date you receive your payment for your shares.
Effect of the Reverse Stock Split on the Company
After the Effective Date of the Reverse Stock Split, the Company anticipates that it will have fewer than 300 stockholders and will therefore be able to stop filing reports with the SEC pursuant to Section 15(d). The total number of authorized shares of Common Stock that the Company may issue pursuant to its Certificate of Incorporation will not change as a result of the Reverse Stock Split. Upon payment in cash for the fractional shares of the stockholders holding fewer than 1,000 shares, the total number of outstanding shares of Common Stock will be reduced by the number of shares held by such stockholders immediately prior to the Reverse Stock Split.
The Company estimates that the total cash to be paid to stockholders holding fractional shares as a result of the Reverse Stock Split will be approximately $400,000. In addition, the expenses incurred to effect the Reverse Stock Split are estimated to be $9,042.80. The Company will borrow, pursuant to a Secured Convertible Promissory Note issued to PICO on March 30, 2006, the funds necessary to consummate the Reverse Stock Split.
Accounting Treatment
With respect to the accounting treatment, the Reverse Stock Split will be treated as a purchase of Treasury Stock. The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the Effective Date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to up to one-thousandth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.
Federal Income Tax Consequences
The Company will not recognize any gain or loss as a result of the Reverse Stock Split.
The following description of the material federal income tax consequences of the Reverse Stock Split to our shareholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). This discussion assumes the shares of Common Stock are held as capital assets, and were not acquired by the stockholder as compensation. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.
We believe that the federal income tax effects of the Reverse Stock Split will be that a stockholder who receives a reduced number of shares of our Common Stock will not recognize gain or loss. With respect to a Reverse Stock Split, such a stockholder’s basis in the reduced number of shares of our Common Stock will equal the stockholder’s basis in its old shares of our Common Stock. The holding period of the post-effective Reverse Stock Split shares received will include the holding period of the pre-effective Reverse Stock Split shares exchanged. Stockholders receiving a cash payment as a result of the Reverse Stock Split will be subject to U.S. federal income taxes. As a result, such stockholders may be required to pay taxes on their respective shares of Common Stock that are converted into the right to receive cash from the Company.

Fairness of the Reverse Stock Split
Upon effectuation, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, those stockholders owning less than 1,000 shares will receive a cash payment for such shares. The principal effect of a reverse split is that the number of shares of Common Stock issued and outstanding will be reduced proportionately with the reverse split. The number of authorized shares of Common Stock is not affected.
The Company believes the terms of the Reverse Stock Split are fair to all stockholders since the terms apply equally to all stockholders. Additionally, the Company believes that paying cash for fractional shares, based on the Company’s closing price on OTC: BB market on the Effective Date is fair. The Company has sustained significant losses in recent years. In particular, the Company incurred a net loss of $9.5 million for fiscal 2005 and a net loss of $5.0 million for fiscal 2004. At March 31, 2005 the shareholders’ deficit was $2.9 million. Given the liquidity issues facing the Company and the corresponding uncertain future prospects for the Company, the Company believes it is fair to pay current market price for the fractional shares arising from the Reverse Stock Split from its limited cash resources.
In determining to proceed with the Reverse Stock Split, the Company considered, among other things, the financial impact upon the Company of continuing to perform customary administrative functions required of it in connection with persons holding less than 1,000 shares and, also, the effect upon such stockholders of the Company’s paying them in cash the fair value of their shares rather than allowing them to continue as stockholders. The Company concluded that given the relative illiquidity of the Company’s Common Stock, the sporadic trading activity in the Common Stock, and the individual transaction costs of sales of less than 1,000 shares, it would be in the best interest of the Company and its small-lot stockholders that the Company cash out those stockholders in accordance with the terms described in this Information Statement.
Reports, Opinions, Appraisals and Negotiations
The Company has not received or solicited any report, opinion, or appraisal from an outside party that is materially related to the Reverse Stock Split.
VOTING SECURITIES
As of the Record Date of May 21, 2006 the Company had 7,643,474 shares of Common Stock, par value $0.001 per share, issued and outstanding, and there were no shares of preferred stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval.
The Company’s Common Stock is traded on the OTC: BB market under the symbol “HYPR.OB.” The high and low prices for the Company’s Common Stock for each quarter in 2004 and 2005, the first quarter of 2006, and the period of April 1 through May 31, 2006, are:

2004	Quarter	High	Low
	First	$7.00	$5.50
	Second	$6.61	$2.85
	Third	$5.75	$2.00
	Fourth	$3.20	$2.10

2005	Quarter	High	Low
	First	$3.00	$1.80
	Second	$2.01	$1.60
	Third	$2.00	$1.65
	Fourth	$2.25	$1.16

2006	Quarter	High	Low
	First	$1.45	$1.00

	April 1 - May 31	$1.30	$0.80
The Company did not pay any dividends in 2004, 2005, or, as of the date of this filing, in 2006. There is no legal restriction on the Company’s ability to pay dividends. The Company is not in arrears on dividends on its Common Stock.
DISSENTERS’ RIGHTS
The stockholders have no right under the DGCL, the Company’s Certificate of Incorporation, or Bylaws to dissent from the Reverse Stock Split. The Company will not independently provide stockholders with any such rights. There are no appraisal rights.
DESCRIPTION OF REVERSE STOCK SPLIT
Structure of the Reverse Stock Split
Under the terms of the Reverse Stock Split approved by PICO, which will be effective [___, 2006] (the “Effective Date”), each one thousand shares of the Company’s issued and outstanding shares of Common Stock will be converted into one share of the Company’s Common Stock. The 1-for 1,000 Reverse Stock Split will also apply to all outstanding stock options and warrants to purchase shares of the Company’s Common Stock, rounded down to the nearest whole number.
No fractional shares will be issued to the stockholders. The Company will pay cash for all fractional shares in an amount per share equal to the closing price of the Company’s Common Stock on the OTC: BB market on the Effective Date. The Company will send a letter of transmittal to those stockholders receiving cash for fractional shares promptly following the effective time of the Reverse Stock Split for use in delivering such stockholders’ share certificates to the Company in exchange for the cash payment. The letter of transmittal will contain instructions on how to surrender your certificate(s) to the Company’s exchange agent. Please do not send your certificates to our exchange agent until you receive your letter of transmittal. You will not be entitled to receive interest with respect to the period of time between the Effective Date and the date you receive your payment for your shares.
All stockholders of the Company will be treated similarly. After the Reverse Stock Split, each issued and outstanding share of Common Stock will continue to be entitled to one vote and will have the same rights that pertained to the Common Stock before the Reverse Stock Split.
Vote Required
The approval of a majority of our Common Stock outstanding and entitled to vote as of the Record Date is required to approve the Reverse Stock Split. As of the Record Date, PICO beneficially owned 6,367,790 shares of the Company’s Common Stock, or 80.0% of the issued and outstanding shares of Common Stock entitled to vote on the matter. On June 13, 2006, PICO executed a written consent approving the Reverse Stock Split. Under Delaware law, the Reverse Stock Split does not require the approval of a majority of the unaffiliated stockholders. Additionally, Delaware law does not require a special meeting of stockholders since the requisite vote for approval of the Reverse Stock Split has been obtained. Accordingly, no additional vote of the Company’s stockholders is required to approve the Reverse Stock Split.

Appraisal Rights
The stockholders have no right under the DGCL, the Company’s Certificate of Incorporation, or Bylaws to dissent from the Reverse Stock Split. The Company will not independently provide stockholders with any such rights. There are no appraisal rights.
Source and Amount of Funds or Other Considerations
The only funds paid out in the transaction will be paid by the Company for fractional shares. It is estimated the total cash paid out by the Company for fractional shares will be approximately $400,000. The source of these funds will be from the Company’s working capital. There are no conditions attached to the payment of cash by the Company for fractional shares. The Company has estimated expenses relative to the Reverse Stock Split as follows:

Filing:	$42.80

Legal:	$5,000.00

Accounting:	$0

Appraisal Fees:	$0

Printing/Mailing Costs:	$4,000.00

Total:	$9,042.80

The Company will be responsible for paying all costs related to the Reverse Stock Split. The Company will borrow, pursuant to a Secured Convertible Promissory Note issued to PICO on March 30, 2006, the funds necessary to consummate the transaction.
Effective Date
The Reverse Stock Split shall become effective as of 5:00 p.m. eastern time on the date which is at least twenty (20) days from the initial mailing of this Information Statement. Accordingly, except for stockholders currently holding fewer than one thousand (1,000) shares, on such date, all shares of Common Stock held by stockholders that were issued and outstanding on the Effective Date will be automatically and without any action of the part of the stockholders, converted into new shares of Common Stock in accordance with the one for one thousand exchange ratio.
PAST TRANSACTIONS
The Company has not made an underwritten public offer for cash of its Common Stock in the last three (3) years.
Except as described below, during the past two (2) years, there have not been any negotiations, transactions, or material contacts between PICO and the Company concerning a merger, consolidation, acquisition, tender offer, election of the Company’s Directors, or the sale or other transfer of a material amount of the Company’s assets. All of the Company’s Directors are elected annually for one-year terms. Four of the Company’s five Directors are also Directors of PICO.
On August 26, 2005 the Company issued an Amended and Restated Secured Convertible Promissory Note (“2005 Note”) to PICO in the principal amount of $6,000,000. The terms of said 2005 Note allowed PICO to convert the amount of outstanding principal and accrued but unpaid interest at any time into shares of the Company’s Common Stock. On November 1, 2005 PICO converted $6,183,212 of outstanding principal and accrued but unpaid interest into 4,546,479 shares of Common Stock of the Company; the conversion price was $1.36 per share. In addition as part of the 2005 Note, PICO received a Warrant to purchase 125,000 shares of Common Stock of the Company at a price of $1.70 per share for a period of three years; the Warrant expires on August 26, 2008. PICO has not exercised all or any part of the Warrant as of the date of this filing. As a result of the Reverse Stock Split the number shares in the Warrant will be adjusted from 125,000 to 125 and the purchase price per share will be adjusted from $1.70 to $1,700.00 per share.
On March 30, 2006 the Company issued another Secured Convertible Promissory Note (“2006 Note”) to PICO in the principal amount of $10,000,000. PICO has the right at any time to convert the amount of outstanding principal and accrued but unpaid interest of the 2006 Note into shares of Common Stock of the Company at a conversion price per share equal to the lesser of 80% of the five-day moving average price per share of the Company’s Common Stock on the date PICO elects to convert, or 80% of $1.05. The conversion price stated above will be proportionally increased on the Effective Date. In addition, in connection with the 2006 Note, PICO received a Warrant to purchase 125,000 shares of Common Stock of the Company at a price per share of $1.05. As a result of the reverse stock split the Warrant will be converted into the right to purchase 125 shares of the Company’s Common Stock at price per share of $1,050.00. The Warrant expires of on March 30, 2009. As of the date of this filing, PICO has not exercised all or any part of the warrant.
In the past two years there have not been any negotiations or material contacts between any affiliates of the Company or between the Company or any of its affiliates and any person not affiliated with the Company who would have a direct interest in such matters.
FINANCIAL STATEMENTS
The Company’s Forms 10-K for calendar years 2004 and 2005, and the Form 10-Q for the quarter ending March 31, 2006 filed with the Securities and Exchange Commission are hereby incorporated by reference.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of the Record Date regarding the beneficial ownership of shares of our common stock by each director and named executive officer, and by all current directors and executive officers as a group.

	Beneficial
	Ownership of
	Shares of	Percent of
Name	Common Stock	Class (1)
Paul Pluschkell (2)	102,395	1.3%
Ronald Langley (3)	6,367,790	82.0%
John Hart (3)	6,367,790	82.0%
Kenneth J. Slepicka (4)	6,531	*
Louis J. Morgan (5)	6,732	*
Carlos C. Campbell	—	*
Tom Wojciechowski (6)	37,388	*
Randall J. Frapart	—	*
Joseph Pickel	—	*
All Directors and Officers as a Group (9 persons) (7)	6,520,836	84.0%

*	Represents holdings of less than 1%.

(1)	The percent of class calculation for each named officer or director includes shares that may be acquired upon exercise of options exercisable within 60 days of the Record Date. Such shares are deemed outstanding for computing the percentage beneficially owned, but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)	Includes 84,091 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of the Record Date.

(3)	Mr. Langley, a Director of HyperFeed since 1995, is a Director and Chairman of PICO. Mr. Hart, a Director of HyperFeed since July 1997, is a Director, President and Chief Executive Officer of PICO. Messrs. Hart and Langley each have beneficial ownership of 25.2% of PICO’s shares; however,

Messrs. Hart and Langley each disclaim beneficial ownership of the 3,333,333 PICO shares owned by PICO Equity Investors, L. P., pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended. As such, Mr. Langley and Mr. Hart each may be deemed to beneficially own the 6,367,790 shares of our common stock beneficially owned by PICO. This number of shares deemed beneficially owned includes 250,000 shares of common stock that are issuable upon exercise of common stock Purchase Warrants issued to PICO. See “Principal Stockholders.” Mr. Langley and Mr. Hart each disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(4)	Includes 1,334 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of the Record Date.

(5)	Includes 1,334 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of the Record Date.

(6)	Includes 27,585 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of the Record Date.

(7)	Includes 114,344 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of the Record Date. Includes 250,000 shares of common stock, which may be acquired upon exercise of common stock Purchase Warrants.
On June 13, 2006 PICO, owning 6,117,790 shares of Common Stock (or approximately 80% of the 7,643,474 shares then outstanding), executed and delivered to the Company a written consent approving the Reverse Stock Split. As of May 21, 2006, PICO has beneficial ownership of 6,367,790 shares of Common Stock of the Company. This includes 250,000 shares of Common Stock of the Company that are issuable to PICO upon exercise of two common stock warrants issued by the Company to PICO. PICO has beneficial ownership of 83.3% of the Company’s Common Stock. There have been no transactions in the Company’s Common Stock in the past sixty days by PICO, or any director, officer or subsidiary of PICO.
DISTRIBUTION OF INFORMATION
This Information Statement and the Notice of Action by Written Consent are being mailed on or about [___, 2006] to all Stockholders of record on the Record Date. In most cases, only one Information Statement and one of the Action by Written Consent are being delivered to multiple stockholders sharing an address unless the Company has received a written or oral request for a separate copy of the Information Statement and the of Action by Written Consent. A separate copy of the Information Statement and the of Action by Written Consent can be requested by calling the Company at (312) 913-2800 or by sending a written request to the Company at 300 South Wacker Drive, Suite 300, Chicago, Illinois 60606. Stockholders sharing an address who are receiving multiple copies of the Information Statement and the of Action by Written Consent may request delivery of a single copy of the Information Statement and the of Action by Written Consent by either calling the Company at the number listed above or by sending a written request to the Company at the address listed above.
We have asked brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of our shares of Common Stock held of record on the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.